The Science of Wireless Communications

NEWS RELEASE
Atlanta, Georgia
October 30, 2007

Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS TECHNOLOGIES REPORTS
ROBUST THIRD-QUARTER PERFORMANCE
Operating Income Up 91 Percent and
the Company Increases 2007 Earnings Guidance
ATLANTA – October 30, 2007 – EMS Technologies, Inc. (Nasdaq — ELMG) today announced outstanding financial results for the third quarter of 2007, with growth in both revenues and operating income. Revenues were $73.1 million and operating income was $5.2 million in the third quarter of 2007, as compared with revenues of $64.7 million and operating income of $2.7 million for third quarter 2006.
The Company’s third-quarter earnings from continuing operations were $5.6 million, or $.36 per share, compared with $5.5 million, or $.36 per share, for the same period of 2006. The 2006 period included an $.18 per share non-recurring benefit for an increase in the estimated research and development tax credits available to the Company in the U.S. The results for 2007 were also affected by a favorable income tax-related adjustment, but by a much smaller amount. The 2007 period included $.04 per share benefit from lowering the year-to-date consolidated effective income tax rate; this revised effective rate resulted mainly from the increasing portion of 2007 consolidated profits that are expected to be earned in Canada, where the Company has accumulated significant research-related tax benefits. Excluding the effects of these income tax benefits for both periods, pro forma earnings for the third quarter would have been $.32 per share in 2007 compared with $.18 per share in 2006.
“EMS delivered another strong quarter with solid execution in key areas of our Company, resulting in gross margin growth across all our businesses,” said Paul Domorski, president and CEO, EMS Technologies. “Demand for our technology and products in the aeronautical, defense and commercial space markets remains high.
“Our satellite communications (“SATCOM”) business reported 34 percent revenue growth compared with the third quarter of 2006. Our Defense & Space Systems segment increased its Q3 revenues by 15 percent in 2007 compared with 2006, and achieved another record funded backlog. And our LXE

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business also had quarterly revenue growth in 2007 over 2006, while working through a sluggish Americas market.”
Commercial and Military Aero Sales Up, Moving Forward with Inmarsat Phone Design
EMS’s SATCOM revenues in the third quarter grew to $24 million in 2007, 34 percent higher than the comparable quarter in 2006. This segment’s gross profit, as a percentage of net sales, was impressive at 46 percent.
Commercial aeronautical products led the third quarter’s results, with revenue from the popular eNfusion™AMT-50 antenna almost tripling from the same period last year. EMS benefited from the demand for new business jets and the industry’s widespread acceptance of in-flight connectivity as standard for these aircraft.
EMS’s aeronautical business also received orders from the U.S. military market for high-speed data products, driven by the need for broadband connectivity and global interoperability. Overall military SATCOM sales rose nearly one-third in the third quarter of 2007 versus 2006, as early adopters upgraded their high-speed systems to the eNfusion™ HSD-400 and HSD-440. The HSD-440 includes safety services, enabling aircraft to communicate with air traffic control over long-haul flights.
The HSD-400 also became the first commercially available product to be approved for use with Inmarsat’s SwiftBroadband network, which will offer high-speed data and voice communications to global commercial air travelers. With airline interest surging, EMS is well positioned with a proven system to meet the high-performance demands of the commercial air market.
Furthermore, EMS began to recognize revenue from a $26 million contract received in the third quarter to design Inmarsat’s next-generation satellite/GSM phone. Scheduled for release in 2009, the phone will be designed to switch seamlessly between terrestrial and satellite networks and will be marketed initially to Asia, the Middle East and Africa. In this effort, EMS is leveraging its recent DSpace acquisition for substantial in-house design work.
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Solid Execution on Existing Programs, Significant New Military Orders
EMS’s Defense & Space Systems segment increased revenues in Q3 to $15.7 million, up 15 percent in 2007 compared with 2006, while achieving a record funded order backlog of $62.5 million. Gross profit, as a percentage of net sales, was 26 percent in Q3 2007 compared with 22 percent in Q3 2006. Operating income grew by 42 percent comparing the third quarter of 2007 with the same period in 2006.
EMS won important new business, including an $11 million contract to provide communications-on-the-move technology for an advanced satellite communication system. EMS also received follow-on orders for major military programs, such as SIRFC (an integrated electronic combat system for Army aircraft) production and an RF switching subsystem for the F-16. In addition, EMS continues to benefit from the commercial space sector with the latest order to supply hardware for a next-generation commercial broadcast satellite television system.
“The Company also performed well on heritage contracts, achieving efficiencies that contributed to increased margins,” said Domorski. “For example, the recent multi-lot order on the F-22 program has allowed us to implement lean manufacturing processes and almost double our production rate without substantially increasing costs.”
LXE International Sales Increase, New Products Introduced
The Company’s LXE revenues for the third quarter were up slightly in 2007 compared with 2006, while international sales for Q3 grew 30 percent in 2007 over 2006. Gross profit, as a percentage of net sales, increased to more than 43 percent. Higher LXE selling, general and administrative expenses reflected additional expenditures to enhance international sales and marketing efforts, as well as the effect of stronger international currencies on continuing expenses.
The third quarter included important new account wins in the Americas and international markets. Among the new accounts were Circuit City, which deployed the new LXE HX2 wearable computer, as well as Eagle Global Logistics and the Australian Department of Defense.
Also this quarter, the Company introduced two significant new LXE products – the HX3 dedicated voice device and the MX8 compact handheld computer – to excellent customer and partner feedback. The
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HX3 extends LXE leadership in standards-based hardware for voice-directed distribution operations. The MX8 is the smallest and lightest LXE handheld, ideal for light industrial and retail environments. In addition, the Company made enhancements to the flagship MX7 handheld to further strengthen its value in distribution environments.
“While the Americas auto-identification market that we address continued to show weakness in Q3, we are encouraged by the significant growth in our international business and the margin improvement since the first quarter,” Domorski said.
Higher Earnings Expectations for the Year
Domorski concluded his remarks, stating, “With yet another quarter of strong sales and new product introductions, I am excited by our ongoing momentum in executing and delivering results. EMS is building on its industry leadership to deliver mobility, visibility and intelligent capabilities for our customers. Based on our results for the first nine months of the year, we are increasing our earnings guidance for the year 2007 to $1.05-to-$1.15 from $.95-to-$1.05.”
About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and
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•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Tuesday, October 30, 2007 in which the Company’s management will discuss the financial results for the third quarter of 2007. If you would like to participate in this conference, please call 800.862.9098 (international callers call 785.424.1051) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Tuesday, November 6, 2007 by dialing 800.753.6120 (international callers use 402.220.0684).
Statements contained in this press release regarding the Company’s expectations for its financial results for 2007, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;
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•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquisitions do not perform as expected or are otherwise dilutive to our earnings;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2006.
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October 30, 2007
EMS Technologies, Inc.
Consolidated Statements of Operations — Unaudited
(In millions, except per-share data)

	Quarter Ended		Nine Months Ended
	Sep 29	Sep 30	Sep 29	Sep 30
	2007	2006	2007	2006
Net sales	$73.1	64.7	211.9	188.8
Cost of sales	43.6	40.7	130.5	119.7
Selling, general and administrative expenses	19.5	17.2	55.3	48.6
Research and development expenses	4.8	4.1	13.8	12.0

Operating income	5.2	2.7	12.3	8.5
Interest income and other	1.4	0.6	4.2	1.6
Interest expense	(0.5)	(0.4)	(1.5)	(1.5)
Foreign exchange loss	(0.2)	(0.1)	(0.7)	(0.8)

Earnings from continuing operations before income taxes	5.9	2.8	14.3	7.8
Income tax expense (benefit)	0.3	(2.7)	2.2	(1.2)

Earnings from continuing operations	5.6	5.5	12.1	9.0
Gain (loss) from discontinued operations	—	0.1	(0.5)	(1.5)

Net earnings	$5.6	5.6	11.6	7.5

Net earnings (loss) per share:
Basic — from continuing operations	$0.37	0.36	0.79	0.62
Basic — from discontinued operations	—	0.01	(0.03)	(0.10)

Basic earnings per share	$0.37	0.37	0.76	0.52

Diluted — from continuing operations	$0.36	0.36	0.78	0.62
Diluted — from discontinued operations	—	0.01	(0.03)	(0.10)

Diluted earnings per share	$0.36	0.37	0.75	0.52

Weighted average number of shares:
Basic	15.3	15.2	15.3	14.4
Diluted	15.5	15.3	15.4	14.5
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EMS Technologies, Inc.
Consolidated Balance Sheets — Unaudited
(In millions)

	Sep 29	Dec 31
	2007	2006
Assets
Cash and cash equivalents	$125.8	109.6

Receivables billed	60.2	70.6
Unbilled receivables under long-term contracts	20.9	23.1

Trade accounts receivable	81.1	93.7

Inventories	29.8	26.0
Other current assets	8.5	9.7

Current assets	245.2	239.0

Net property, plant and equipment	38.0	31.7
Goodwill	10.0	10.0
Other assets	18.8	11.0

	$312.0	291.7

Liabilities and Stockholders’ Equity
Bank debt and current installments of long-term debt	$2.8	3.1
Accounts payable	23.3	29.3
Customer advanced payments	7.5	7.9
Other liabilities	25.2	22.1

Current liabilities	58.8	62.4

Long-term debt	10.9	11.8
Other long-term liabilities	7.0	4.4
Stockholders’ equity	235.3	213.1

	$312.0	291.7

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October 30, 2007
EMS Technologies, Inc.
Reconciliation of Non-GAAP Financial Information - Unaudited
The Company’s financial results are reported in accordance with GAAP. In this release the Company also reported earnings per share for the third quarter of 2007 and 2006 exclusive of certain favorable income tax-related adjustments, which is a non-GAAP financial measure. Management believes that this non-GAAP financial measure, when viewed in addition to reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more properly evaluate the Company’s current operating performance in comparison with past performance. This information should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.

	Quarter Ended		Quarter Ended
	Sep 29, 2007		Sep 30, 2006
	In	Diluted	In	Diluted
	millions	EPS	millions	EPS
Earnings from continuing operations, per GAAP	$5.6	0.36	5.5	0.36
Year-do-date benefit from lowering effective income tax rate	(0.6)	(0.04)
Increase in estimate of U.S. tax credits for research and development, net of professional fees to assist in analysis			(2.8)	(0.18)

Pro forma earnings from continuing operations, non-GAAP	$5.0	0.32	2.7	0.18

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October 30, 2007
EMS Technologies, Inc.
Segment Data — Unaudited
(In millions)

	Quarters Ended		Nine Months Ended
	Sep 29	Sep 30	Sep 29	Sep 30
	2007	2006	2007	2006
Net sales
LXE	$33.4	33.0	103.5	99.8
Defense & Space Systems	15.7	13.7	44.1	37.0
SATCOM	24.0	18.0	64.3	52.0

Total	$73.1	64.7	211.9	188.8

Operating income (loss)
LXE	$1.7	2.4	4.8	7.1
Defense & Space Systems	1.4	1.0	3.2	1.8
SATCOM	3.5	1.1	7.7	4.0
Other	(1.4)	(1.8)	(3.4)	(4.4)

Total	$5.2	2.7	12.3	8.5

Earnings (loss) from continuing operations
LXE	$1.0	1.5	2.9	4.2
Defense & Space Systems	0.9	0.6	1.9	0.9
SATCOM	3.5	1.2	7.6	3.7
Other	0.2	2.2	(0.3)	0.2

Total	$5.6	5.5	12.1	9.0

For further information please contact:	Don T. Scartz
Chief Financial Officer
770-729-6510
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